                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 11-K, into the Company's previously filed Registration Statement File No. 333-53900, No. 333-82263, No. 333-82265, No. 333-82271, No. 333-40605, No. 333-40607, No. 333-40609, No.
333-19419 and No. 333-18765.



/s/ ARTHUR ANDERSEN LLP


Cleveland, Ohio,
June 29, 2001